UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2008
R.H. DONNELLEY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-07155 (Commission File Number)	13-2740040 (IRS Employer Identification No.)

1001 Winstead Drive, Cary, NC (Address of principal executive offices)	Registrant’s telephone number, including area code: (919) 297-1600	27513 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On June 23, 2008, R.H. Donnelley Corporation (the “Company”) issued a press release announcing that the concurrent exchange offers by R.H. Donnelley Inc. (“RHDI”), a wholly owned subsidiary of the Company, to issue its 11.75% Senior Notes due 2015 (the “New Notes”) in exchange for a portion of the Company’s outstanding notes expired at 12:00 midnight, New York City time, on June 20, 2008. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     The New Notes have not been and are not expected to be registered under the Securities Act of 1933 or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and any applicable state securities laws.
     This report shall not constitute an offer to purchase any securities or a solicitation of an offer to sell any securities and is issued pursuant to Rule 135c under the Securities Act of 1933. The exchange offers are being made only pursuant to a confidential offering memorandum and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
          The following exhibits are filed with this report:

Exhibit No.	Exhibit Description

99.1	Press Release of R.H. Donnelley Corporation dated June 23, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

R.H. DONNELLEY CORPORATION

/s/ Mark W. Hianik

Name:	Mark W. Hianik
Title:	Senior Vice President, General Counsel
and Corporate Secretary
Date: June 23, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release of R.H. Donnelley Corporation dated June 23, 2008.